UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2009

                                 BOOKS-A-MILLION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Industrial Lane

Birmingham, Alabama  35211

(Address of Principal Executive Offices, including Zip Code)

(205) 942-3737

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2009, the Board of Directors (the “Board”) of Books-A-Million, Inc. (the “Company”) adopted Amended & Restated Bylaws of the Company (the “Amended & Restated Bylaws”). The Amended & Restated Bylaws became effective immediately upon their adoption by the Board. A general description of the provisions adopted or changed by the Amended & Restated Bylaws is included below.

1.         Annual Meeting; Special Meetings (Article I, Sections 1 and 2). These sections have been revised in order to allow the Board, in its sole discretion, to hold the Company’s annual meeting and special meetings of stockholders either at a specific location or by means of remote communication, as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). The prior version of the Company’s Bylaws did not allow for a stockholder meeting to be held by means of remote communication.

2.         Notice of Meetings (Article I, Section 3). This section has been updated to allow for the Company to provide either written or electronic notice of a stockholder meeting to the extent permitted by law, consistent with Section 232 of the DGCL. This section has also been revised to allow a stockholder to waive notice of a meeting by electronic transmission.

3.         List of Stockholders (Article I, Section 4). This section has been updated to provide for the electronic availability of the Company’s list of stockholders, as well as the availability of the list in the event of a stockholder meeting held by means of remote communication.

4.         Proxies (Article I, Section 6). This section has been expanded to provide for additional authorized methods for the transmission of proxies, including telegram, cablegram and electronic mail.

5.         Meetings of the Board; Notice of Meetings; Waiver of Notice (Article II, Section 3). The prior version of the Bylaws permitted notice of a special meeting of the Board to be given in writing at least four days before the meeting or by telephone, telecopy or in person at least two days before the meeting. The revised section allows notice of a special meeting to be given either in writing at least four days before the meeting or by telephone, facsimile, electronic mail or by hand or courier at least two days before the meeting. The revised section also permits a director to waive notice of a meeting by electronic transmission.

6.         Action of Board without Meeting (Article II, Section 6). This section has been revised to clarify that, in the event that the Board elects to act by unanimous consent, the consent may be in writing or by electronic mail (which is permitted by Section 141(f) of the DGCL). If a consent is delivered by electronic mail, then the electronic mail must be retained with the Company’s minutes.

7.         Resignations; Removal; Vacancies (Article II, Section 7). This section has been revised to enable a director to give notice of resignation in writing or by electronic mail and to clarify when a resignation will become effective. Additionally, this section was clarified to provide that, if a director is appointed to fill a vacancy or a newly created directorship, then such new director shall hold office until the next election of directors for that class of directors and until his or her successor is elected and qualified.

8.         Duties and Authority (Article III, Section 2). The prior version of this section provided that the President would be the Chief Executive Officer of the Company. The section has been revised to enable the Board to designate another officer to be the Chief Executive Officer. In the absence of any designation, the President shall be the Chief Executive Officer.

9.         Stock Certificates (Article IV, Section 1). The prior version of this section provided for the Company’s stock to be evidenced either by certificates or by uncertificated shares. In January 2008, the stock exchanges, including the NASDAQ Stock Market, required that all listed securities be eligible to participate in the Direct Registration System. This section has been revised to comply with this requirement.

10.        Transfer Agent; Registrar (Article IV, New Section 2). This section has been added to reflect the normal practice that a corporation appoint a transfer agent and registrar for the corporation’s capital stock. This new section gives the Board the authority to appoint one or more transfer agents and registrars for the Company’s stock.

11.        Stock Transfer Books (Article IV, New Section 3). This section has been added to formalize the standard practice that either the Company or its transfer agent should keep the stock books of the Company.

12.        Replacement of Mutilated Certificates (Article IV, New Section 6). This section has been added to address the procedure for the replacement of mutilated stock certificates.

13.        Miscellaneous (Article VIII, New Sections 1 and 2). These sections have been added to reflect a 2001 change to the DGCL that permits a corporation to provide notice to a stockholder by electronic transmission (including electronic mail) if consented to by the stockholder. The new provisions also specify when such notice is deemed to be given based on the method of electronic transmission used.

The foregoing description of the Amended & Restated Bylaws does not purport to be complete and is qualified in its entirety by the Amended & Restated Bylaws themselves, a copy of which is attached hereto as Exhibit 3(ii) and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
3(ii)	Amended & Restated Bylaws of Books-A-Million, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Brian W. White
Brian W. White Chief Financial Officer

Dated: August 21, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3(ii)	Amended & Restated Bylaws of Books-A-Million, Inc.